Endurance Specialty Holdings Ltd.

4th Quarter, 2006

Forward Looking Statements

Overview

Our Purpose

To create exceptional value for our clients and shareholders by applying a disciplined and technical approach to the transfer of insurable risk and the management of capital

Our Strategy

Create a diversified portfolio of specialty lines that are individually profitable and have limited correlation

Create a diversified portfolio of specialty lines that are individually profitable and have limited correlation

Maintain deep expertise in each line of focus

Focus on high return on capital not revenue

Make use of state of the art analysis and technology

Maintain competitive and flexible expense structure consistent with our control and quality imperatives

Proactively manage capital

Endurance Strategy

The Endurance Edge

Active capital management

Active capital management

Shareholder ethos

Cost, efficiency and flexibility of capital structure

Resource allocation

Lean expense structure, consistent with quality and control

Specialized Underwriting and Risk management

Industry leading expertise

Technical approach with proprietary data and risk tools

Actuaries, risk modelers are involved at point of decision

Robust, common systems

The Endurance Edge

Culture

Culture

One Endurance

Teamwork

Accountability

Achievement

Integrity

Diversification

Short/Long tail

Insurance/Reinsurance

Geographic

Scope not scale

The Endurance Edge

Franchise positions in diversified segments

Franchise positions in diversified segments

Strong Executive Management Team

Executive Team has proven its ability to execute challenging strategies

Executive Team has proven its ability to execute challenging strategies

Underwriting & Risk Management

Philosophy – Business Model

Endurance was built in the aftermath of 9/11 to be an underwriter of volatile specialty risks – key to our business are the following beliefs:

Endurance was built in the aftermath of 9/11 to be an underwriter of volatile specialty risks – key to our business are the following beliefs:

Specialization

Specialization matters both to clients and to results. We focus primarily on business segments that reward specialized knowledge and relationships

People, knowledge and discipline

We hire people with a passion for the business, we invest in knowledge and technology to improve our products and we value discipline and teamwork

Portfolio management

Inception-To-Date Underwriting Results Are Profitable

Generated an inception-to-date underwriting profit and a combined ratio of 96.6%, despite experiencing 7 of the 10 costliest hurricanes in history during our first four years of operation

Generated an inception-to-date underwriting profit and a combined ratio of 96.6%, despite experiencing 7 of the 10 costliest hurricanes in history during our first four years of operation

Risk Exposures Adjusted to Changing Market Conditions

12 Mos. Ended 9/30/06 GPW = $1.86B [a]

Prior to deposit accounting adjustments

12 Mos. Ended 9/30/05 GPW = $1.87B [a]

U.S. Reinsurance

U.S. Reinsurance

Bermuda

Bermuda

U.K.

U.K.

Casualty Treaty

Casualty Treaty

Property Cat

Property Cat

Property Per Risk

Property Per Risk

Aerospace & Other Specialty

Aerospace & Other Specialty

Casualty Individual Risk

Casualty Individual Risk

Property Individual Risk

Property Individual Risk

Casualty Treaty

Casualty Treaty

Property Cat

Property Cat

Property Per Risk

Property Per Risk

Aerospace & Other Specialty

Aerospace & Other Specialty

Casualty Individual Risk

Casualty Individual Risk

Property Individual Risk

Property Individual Risk

U.S. Reinsurance

U.S. Reinsurance

Bermuda

Bermuda

U.K.

U.K.

U.S. Insurance

U.S. Insurance

U.S. Insurance

U.S. Insurance

Risk Review – Portfolio Expected Risk Curve

This chart represents a cumulative simulation analysis of our in-force underwriting portfolio and includes premiums earned plus investment income less losses, acquisition expenses and G&A expenses. This chart also includes the impact of the recent collateralized reinsurance and ILW purchases.

This chart represents a cumulative simulation analysis of our in-force underwriting portfolio and includes premiums earned plus investment income less losses, acquisition expenses and G&A expenses. This chart also includes the impact of the recent collateralized reinsurance and ILW purchases.

This chart is based on the full implementation of RMS 6.0. Although our absolute exposures have been significantly reduced year over year, the model revisions and RMS 6.0 implementation have increased the probability of loss.

Based on our business at July 1, 2006, we believe there is approximately a 92% chance of a profitable underwriting result and a mean expected result of a $342 million underwriting profit.

* Changes in Endurance’s underwriting portfolio, investment portfolio, risk control mechanisms, market conditions and other factors may cause our actual results to vary considerably from those indicated above. For a listing of risks related to Endurance, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005.

Stated objective is to limit our loss in a 1-in-100 year to 25% of our capital or less

Financial Review

Key elements of financial strategy

Prior to deposit accounting adjustments

Prior to deposit accounting adjustments

Our Financial Performance Details

Above Average Results

Source: Company filings.

Source: Company filings.

* Return On Average Equity calculated as net income available to common shareholders divided by average common equity.

Company

1st Nine Months 2006 Annualized Return On Average Equity*

High 36.9%

Low 12.5%

Median 19.4%

Endurance: 21.4%

Capital Management In Action

Capital Returned to Shareholders

Strong and Flexible Capital Structure

$, Millions

2005 capital raising achieved with less than 10% dilution to existing shareholders

$, Millions

In total, $457 million has been returned to shareholders

$1,410

$1,748

$2,254

$2,320

$2,564

$41

$142

$114

$60

$100

Investment Results Remain Strong

* Investment return on equity is calculated as the portfolio yield times investment leverage and is annualized for interim periods.

Over 60% Of Our Reserves Are IBNR

Distribution of Case versus IBNR Reserves by SEC Segment @ 9/30/06

$, Millions

Achieving Our Targets

Operating Assumptions

Operating Assumptions

2.9:1.0 Investment Leverage at 4.25% yield

0.9:1.0 Operating Leverage

ROE = 9.6%

ROE = 18.6%

ROE = 23.1%

ROE = 17.0%

ROE from Underwriting Activity

ROE from Investing Activity

Financing Costs

* The Return on Equity Sensitivity Analysis is purely illustrative and should not be construed

* The Return on Equity Sensitivity Analysis is purely illustrative and should not be construed

Return On Equity Sensitivity Analysis*

2.7%

2.7%

2.7%

2.7%

12.3%

7.4%

9.0%

13.5%

12.3%

12.3%

12.3%

100%

100%

Combined

91.8%

91.8%

Combined

90%

90%

Combined

85%

85%

Combined

Conclusion

Conclusion

Built strong, technical, underwriting based culture that is focused on profit, not revenue

Built strong, technical, underwriting based culture that is focused on profit, not revenue

Created robust controls, systems, and infrastructure

World class management team that thinks like shareholders

Value enhancement through capital management

Goal is to generate 15%+ return on equity throughout the cycle

Demonstrated ability to create shareholder value with significant future upside, in spite of extreme frequency and severity of recent natural catastrophes